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                                                                   Exhibit 10.12

                 FORM OF TENANCY AGREEMENT (FOR USE IN SHENZHEN)

                              (Summary Translation)

THIS AGREEMENT is made on the [specify date] day of [specify month and year]

BETWEEN:

(1)  [specify name] ("LANDLORD")

(2) [Shenzhen GrenTech Co., Ltd.]/[Shenzhen Lingxian Technology Co., Ltd.], a company incorporated under the laws of People's Republic of China and having its office at [specify address] ("TENANT")

WHEREAS, the parties hereto have reached agreement with respect to the subject matters hereunder, following friendly negotiations, and wish to enter into this Agreement in accordance with the PRC Contract Law, the PRC Administrative Measures Relating to Urban Real Properties and the Shenzhen Special Economic Zone Provisions on Tenancies,

NOW IT IS HEREBY AGREED as follows:

1.   PREMISE AND TERM OF TENANCY

     Landlord hereby agrees to lease to Tenant, and Tenant agrees to lease from Landlord, [specify name and location of premises] (the "PROPERTY") from [specify date] to [specify date]. The gross floor area of the Property is [specify number] square meters.

     The use rights holder of the Property is [specify name] and the number of the Use Right Certificate for the Property or other documents evidencing such use rights are [specify details].

2.   RENT

     The monthly rental payment is Rmb [specify amount] per square meter and Rmb [specify amount] in aggregate for the Property. The monthly payment shall be due and payable on the [specify date] of every month during the tenancy under this Agreement with the first monthly payment due and payable on [specify date].

     Landlord shall issue a PRC tax bureau sanctioned receipt to Tenant upon receipt of each monthly payment from Tenant.

3.   USE OF PROPERTY

     Tenant shall use the Property for [specify use]. If Tenant intends to use the Property for any other purpose, it must seek prior written consent from Landlord and shall otherwise be subject to the rules and regulations of the relevant government authorities on the use of the Property. If any government approval is required for the proposed change in use of the Property, Tenant shall not change its use of the Property until the relevant government approval or consent has been obtained.

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4.   DELIVERY OF PROPERTY

     Landlord shall deliver the Property to Tenant and complete all delivery procedures on [specify date]. If the delivery is delayed by Landlord, Tenant is entitled to postpone the tenancy under this Agreement accordingly, in which case the parties shall confirm such postponement in writing and cause it filed with the local land registry for record.

     When the Property is delivered hereunder, both parties shall confirm in writing the condition of the Property and any improvements and facilities thereon, such confirmation to be attached to this Agreement as an appendix.

5.   TENANCY DEPOSIT

     (a) At the time of delivery of the Property to Tenant hereunder, Tenant shall pay to Landlord a tenancy deposit of Rmb [specify amount] (not to exceed the aggregate of three monthly rentals).

     (b) Landlord shall issue a PRC tax bureau sanctioned receipt to Tenant upon receipt of each monthly payment and the tenancy deposit from Tenant.

     (c) Landlord shall refund the tenancy deposit to Tenant when Tenant meets the following conditions [specify the conditions].

     (d) Landlord will not refund the tenancy deposit when the following circumstances exist [specify circumstances].

6.   RIGHTS AND OBLIGATIONS

     During the tenancy hereunder:

     (a) Landlord shall pay the real property taxes, land use fees and tenancy management fee in respect of the Property, and Tenant shall pay the building management fees, charges in respect of water, electricity, [specify additional items] and all other fees incurred as a result of its use of the Property;

     (b) Landlord shall ensure that the Property and any improvements and facilities thereon are suitable for purposes of the tenancy hereunder and are safe in compliance with the relevant laws and regulations; and where injuries are caused to any person or property of Tenant within the Property and any improvements and facilities thereon as result of the willful or wrongful act of Landlord, Tenant shall have a right to seek compensation from Landlord;

     (c) Tenant shall reasonably use the Property and any improvements and facilities thereon; shall not use them in violation of any applicable laws and regulations; and Landlord shall not interfere with or otherwise object to any normal and reasonable use of the Property and any improvements and facilities thereon by Tenant;

     (d) During the tenancy hereunder, if any damage or defect is caused to the Property not due to any act, neglect or default of Tenant and such damage or defect is making the Property unsafe or unfit for continued normal use by Tenant of the Property, Tenant shall promptly inform Landlord thereof and take necessary measures to prevent the damage or defect from deteriorating; Landlord shall, within [specify days] of receipt of such notice, repair such damage or defect, including authorizing Tenant to effect such repair; if Tenant cannot reach Landlord with the notice after reasonable endeavors or Landlord fails to effect the repair within the specified time after receipt of the notice, Tenant may, after recording with the local land registry, effect such repair and charge the related costs to Landlord's account; alternatively, if there shall occur any such damage or defect that requires emergency repair, Tenant may effect such repair, promptly inform Landlord thereof and charge the related costs to Landlord's account; provided, however, that, to the extent Tenant fails to promptly take necessary measures to prevent the damage or defect from deteriorating thereby causing additional damage to the Property, Tenant shall be responsible for repairing the additional damages to the Property;


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     (e)  During the tenancy hereunder, if any damage or defect is caused to the
          Property due to any improper or unreasonable use by Tenant or such improper or unreasonable use by Tenant has made the Property unsafe or unfit for continued normal use of the Property, Tenant shall promptly inform Landlord thereof and take necessary measures to repair such damage or defect or compensate Landlord therefor; if Tenant fails to repair and compensate, Landlord may, after recording with the local land registry, effect such repair and charge the relevant costs to Tenant's account;

     (f) During the tenancy hereunder, neither Landlord nor Tenant, without the prior written consent of the other party, shall make alterations to the Property, such as reconstructing the Property and otherwise modifying the Property; where any such alteration requires approval of any relevant government authorities, no alteration shall be made to the Property without first obtaining such governmental approval;

     (g)  During the tenancy hereunder (choose one of the following):

          i. without the prior consent of Landlord, Tenant may sublet the Property to any third party in part or in whole, in which case Tenant shall register such subletting with the relevant land registry, provided that the term of subletting shall not exceed the expiration date of the tenancy hereunder; or

          ii. with the prior consent of Landlord, Tenant may sublet the Property to any third party in part or in whole, in which case Tenant shall register such subletting with the relevant land registry, provided that the term of subletting shall not exceed the expiration date of the tenancy hereunder; or

          iii. Tenant may not sublet the Property to any third party in part or in whole;

     (h) Tenant shall return the Property, including improvements and facilities thereon, in good condition, normal wear and tear excepted, to Landlord on [specify time] upon expiration of the tenancy hereunder, with all fees and expenses incurred and payable by Tenant during the tenancy hereunder properly paid or settled and proper procedures completed for the returning the possession of the Property to Landlord; and


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     (i)  During the tenancy hereunder, if Landlord shall assign a part or the whole of the Property to a third party, Landlord shall give at least one month's prior written notice to Tenant and Tenant shall have the right of first refusal to purchase the Property with the same terms. When Landlord assigns the Property to a third party, Landlord shall inform the assignee that the assignee has an obligation to continue to perform this Agreement.

7.   REMEDIES

     (a)  Landlord may (choose one or more of the following):

          i.   claim damages from Tenant;

          ii.  keep the tenancy deposit made by Tenant hereunder in forfeiture;

          iii. require Tenant to pay Rmb [specify amount] as damages;

          if any of the following shall occur:

          1) Tenant shall have failed to pay rent hereunder for more than [specify number of days];

          2) Tenant shall have failed to pay other fees and charges hereunder for more than Rmb [specify amount];

          3) Tenant shall have carried out unlawful activities in the Property or activities in violation of public interest or interest of other persons;

          4) any material damage or defect shall have been caused to the Property due to improper or unreasonable use by Tenant of the Property or such improper or unreasonable use by Tenant shall have made the Property unsafe or unfit for continued normal use and Tenant shall have failed to take necessary measures to repair such damage or defect or to pay costs for such repair and damage;

          5) Tenant, without the prior written consent of Landlord and approval of the relevant government authorities, shall have made alterations or modifications to the Property in breach of this Agreement; and

          6) Tenant shall have sub-let the Property without the prior consent of Landlord in breach of this Agreement.

          In addition, Landlord may terminate this Agreement or seek amendment to this Agreement if there shall occur any of the events described in this section.

     (b)  Tenant may (choose one or more of the following):

          i.   claim damages from Landlord;


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          ii.  require Landlord to (a) return the tenancy deposit made by Tenant hereunder and (b) compensate Tenant by paying an additional equivalent amount of the tenancy deposit subject to return;

          iii. require Landlord to pay Rmb [specify amount] as damages;

          if any of the following shall occur:

          1) Landlord shall have failed to deliver the Property hereunder for more than [specify number of days];

          2) Landlord shall have failed to ensure the Property and any improvements and facilities thereon to be suitable for purposes of the tenancy hereunder or their safety in compliance with the relevant laws and regulations;

          3) Landlord shall have carried out unlawful activities in the Property or activities in violation of public interest or interest of other persons;

          4) any damage or defect shall have been caused to the Property not due to any act, neglect or default of Tenant and such damage or defect is making the Property unsafe or unfit for continued normal use by Tenant of the Property and Landlord shall have failed to take necessary measures to repair such damage or defect or to pay costs for such repair and damage; and

          5) Landlord, without the prior written consent of Tenant and approval of the relevant government authorities, shall have made alterations or modifications to the Property in breach of this Agreement.

          In addition, Tenant may terminate this Agreement or seek amendment to this Agreement if there shall occur any of the events described in this section; in which event, Tenant shall return the Property to Landlord upon receipt of the compensation provided herein; provided, however, that Tenant shall not be obligated to pay rent hereunder during the period when Landlord has received notice from Tenant hereunder until Tenant is in receipt of the compensation provided herein.

8.   DISPUTE RESOLUTION

     Any dispute hereunder shall be resolved through negotiation; failing which, it may be submitted by either party to the land registry where this Agreement is registered for mediation; failing which, either party may submit the dispute to (choose one of the following):

     (a)  Shenzhen Arbitration Commission for arbitration;

     (b) China International Economic and Trade Arbitration Commission, or CIETAC, Shenzhen Branch, for arbitration;

     (c)  any competent people's court for resolution.

9.   FORCE MAJEURE

     Upon the occurrence of any of the following circumstances, this Agreement may be terminated or revised:

     (a) occurrence of an event of force majeure that makes it impossible to perform this Agreement; or

     (b) appropriation, expropriation or nationalization of the Property by the government.


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10.  RENEWAL

     Tenant may give written notice to Landlord at least [specify time] before the expiration of the tenancy hereunder with a view to continuing the tenancy of the Property subject to a new tenancy agreement. Tenant shall have priority in the tenancy over other potential tenants under similar tenancy terms and conditions.

11.  MISCELLANEOUS

     (a) This Agreement may be amended or supplemented by mutual agreement of the parties hereto.

     (b) This Agreement shall be made in Chinese and in [specify number] counterparts. The Landlord and Tenant shall each hold one copy.

     (c) The parties shall register or file for record purposes, as the case may be, this Agreement with the competent government agencies within ten days of execution hereof.

IN WITNESS thereof the parties hereto have signed this Agreement the day and year first above written.


Signed by:
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For and on behalf of
[specify Landlord's name]


Signed by:
           --------------------------
For and on behalf of
Shenzhen GrenTech Co., Ltd.


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